Exhibit 99.1

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in our most recent Annual Report on Form 10-K/A filed on March 2, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference in this prospectus, together with all of the other information included in or incorporated by reference in this prospectus, before a decision to invest in our Class A common stock. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment.
Risks Related to Our Class A Common Stock
The impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance.
Since December 2019, when COVID-19 was first reported in China, it has spread globally and the WHO declared it as a pandemic in March 2020. This pandemic has and may continue to adversely affect worldwide economic activity, business operations, and financial markets. The duration and magnitude of the extent to which the COVID-19 pandemic impacts our stock price, business operations, and overall financial performance is unknown at this time and will depend on certain developments, some of which are uncertain and not within our control, including the span and spread of the outbreak; the severity and transmission rate of the virus; the measures implemented or suggested by governing bodies, such as cities, counties, states, countries, and the WHO, to slow the spread of COVID-19 (for example, lockdowns, stay- or shelter- in-place orders, and social distancing); restrictions on travel; the effect on our vendors, customers, and community; the global economy and political conditions; the health of our employees, contractors, and their families; how quickly and to what extent normal economic and operating activities can resume; and other factors that are not predictable. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future. If we are not able to sufficiently manage and effectively respond to the impact the of COVID-19 outbreak, our business will be harmed.
Among the precautionary measures and operational modifications we have undertaken in response to the COVID-19 pandemic are the following: converting customer events, such as Pluralsight LIVE Europe, to virtual-only experiences; temporarily closing our offices and implementing a mandatory worldwide work from home policy; banning all employee travel; eliminating discretionary spending; and limiting the hiring of additional personnel. In addition, we may deem it advisable to alter, postpone, convert to virtual-only or cancel entirely future in-person customer, employee or industry events. We actively monitor COVID-19-related developments and may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our personnel, customers, vendors and stockholders. Whether these measures will negatively affect our sales and marketing efforts, sales cycles, personnel productivity, or customer retention, any of which could harm our financial performance and business operations, is indeterminable at this time.
Technology spending by our customers or prospective customers has been and may continue to be impacted by conditions presented by the COVID-19 pandemic. These conditions have and may continue to cause them to reduce or delay their purchasing decisions, limit their ability to purchase our offerings, reduce their ability to provide payment under existing contracts, decrease our customer retention, or delay our ability to provision our products and services, all of which could adversely affect our results of operations, future sales, and overall financial performance. For example, we experienced a decrease in our dollar-based net retention rate as of the end of the first quarter of 2020, in part due to the impact of COVID-19, and because we calculate that metric on a twelve-month trailing period, the cumulative impact of the decrease for the first quarter of 2020 will manifest for the next twelve months. COVID-19 may also impact our dollar-based net retention rate in future quarters. Further, travel restrictions and our work from home mandate as a result of the COVID-19 pandemic hinders our ability to interact with our prospective and existing customers in-person and host conferences and events in-person, which may impact sales of our products and services, decrease customer satisfaction and the effectiveness of our support activities, extend sales cycles and increase attrition rates.
The conditions presented by the COVID-19 pandemic may affect provisioning of goods and services by our suppliers and vendors, including Amazon Web Services and internet service providers. For example, the COVID-19 pandemic could cause some of our third-party providers to shut down their business, experience security incidents that impact our business, delay performance or delivery of goods and services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. In addition, the COVID-19 pandemic has resulted in more personnel working from home and conducting work via the internet and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our personnel’s access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our offerings, decrease the productivity of our workforce, and significantly harm our business operations, financial performance and results of operations.
Our platform and the other systems or networks used in our business have experienced and may continue experiencing an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to personnel working remotely using their household or personal internet networks and leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately on our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities. Although we retain errors and omissions insurance coverage for certain security and privacy damages and claim expenses, this coverage may be insufficient to compensate us for all liabilities that we may incur as a result of any actual or potential security breach, and we cannot be certain that insurance coverage will continue to be available to us on economically reasonable terms, or at all, or that an insurer will not deny coverage as to any future claim. One or more claims that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.
In the event a significant number of our employees, authors, or members of our key personnel become unavailable due to the COVID-19 outbreak, our business could be harmed, employee morale and cohesion could suffer, and our financial performance could be materially negatively impacted. Further, preservation of our company culture, efforts to collaborate, and the productivity of personnel could be compromised by the physical distance and lack of in-person interaction created by social distancing, shelter- or stay-in-place orders, travel restrictions, our global work from home mandate, and other measures responsive to the COVID-19 pandemic, which could harm our business.
As a result of the COVID-19 pandemic, the construction of our new headquarters in Draper, Utah has suffered and may continue to suffer delays because of challenges obtaining necessary construction materials and supplies and reductions in the availability of construction workers, which may disrupt our business operations in the future and delay the relocation of our headquarters. The ultimate financial impact and duration of these construction delays is unknown and difficult to assess at this time.
The COVID-19 pandemic has and may continue to materially adversely affect economies and financial markets globally, potentially leading to an economic downturn, which could further decrease technology spending and adversely affect demand for our offerings and harm our business and results of operations. In the event financial markets continue to worsen from impacts of the COVID-19 outbreak, investments in some financial instruments may pose risks arising from credit and market liquidity concerns. The long-term effects to the global securities markets of pandemics and other public health crises, including the ongoing COVID-19 pandemic, are difficult to estimate or predict. Concerns regarding the economic impact of the COVID-19 outbreak has caused extreme volatility in financial and other capital markets throughout the world, which has and may continue to materially adversely impact our stock price. Further, such volatility in the global capital markets could increase the cost of capital and could adversely impact our access to capital.
The global COVID-19 outbreak and its impacts on our business are unknown and difficult to predict. If our plans to ensure our business functions continue to operate effectively during and after this pandemic are unsuccessful or inadequate, our business, results of operations, financial condition, and stock price could be harmed. Further, to the extent the COVID-19 pandemic adversely affects our business, results of operations, or financial condition, it may also have the effect of heightening many of the risks described in this "Risk Factors" section as well as the risk factors described in our most recent Annual Report on Form 10-K/A filed on March 2, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC, which are incorporated by reference in this prospectus.
The Continuing Members have the right to have their LLC Units exchanged for shares of Class A common stock and any disclosure of such exchange or the subsequent sale of such Class A common stock may cause volatility in our stock price.
As of March 31, 2020, we have an aggregate of 37,383,473 shares of Class A common stock that are issuable upon exchange of LLC Units that are held by the Continuing Members. Under the Fourth LLC Agreement, the Continuing Members will be entitled to have their LLC Units exchanged for shares of our Class A common stock.
We cannot predict the timing, size, or disclosure of any future issuances of our Class A common stock resulting from the exchange of LLC Units or the effect, if any, that future issuances, disclosure, if any, or sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock, or the perception that such sales or distributions could occur, may cause the market price of our Class A common stock to decline.
The multi-class structure of our common stock has the effect of concentrating voting control with Aaron Skonnard, our co-founder, Chief Executive Officer, and Chairman, which limits or precludes your influence as a stockholder on corporate matters and may have a negative impact on the price of our Class A common stock.
Our Class C common stock has 10 votes per share, our Class B common stock has one vote per share, and our Class A common stock, our publicly traded stock, has one vote per share. Aaron Skonnard, our co-founder, Chief Executive Officer, and Chairman, personally and through his associated entities, holds all our issued and outstanding Class C common stock, and immediately after this offering will hold approximately 50.3% of the combined voting power of our outstanding capital stock. As restricted share units of Pluralsight Holdings held by Mr. Skonnard vest over time, he will receive additional LLC Units and Class C common stock with 10 votes per share. As a result, Mr. Skonnard and his associated entities have the ability to control or significantly influence any action requiring the general approval of our stockholders, including the election and removal of our directors, amendments to our amended and restated certificate of incorporation and amended and restated bylaws, the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. Many of these actions may be taken even if they are opposed by other stockholders. This concentration of ownership and voting power may delay, defer, or prevent an acquisition by a third party or other change of control of us and may make some transactions more difficult or impossible without his support, even if such events are in the best interests of other stockholders. This concentration of voting power with Mr. Skonnard and his associated entities may have a negative impact on the price of our Class A common stock.
As our Chief Executive Officer, Mr. Skonnard controls our day-to-day management and the implementation of major strategic investments of our company, subject to authorization and oversight by our board of directors. As a board member and officer, Mr. Skonnard owes fiduciary duties to us and our stockholders, including those of care and loyalty, and must act in good faith and with a view to the interests of the corporation. As a stockholder, even a controlling stockholder, Mr. Skonnard is entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of our stockholders generally. Because Mr. Skonnard, personally and through his associated entities, holds his economic interest in our business primarily through Pluralsight Holdings, rather than through the public company, he may have conflicting interests with holders of shares of our Class A common stock. For example, Mr. Skonnard may have a different tax position from us, which could influence his decisions regarding whether and when we should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the TRA, and whether and when we should undergo certain changes of control within the meaning of the TRA or terminate the TRA. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to us. See the section entitled "Certain Relationships and Related Party Transactions-Tax Receivable Agreement" incorporated by reference to our definitive proxy statement on Schedule 14A filed on March 18, 2020 for additional information. In addition, Mr. Skonnard’s significant ownership in us and resulting ability to effectively control or significantly influence us may discourage someone from making a significant equity investment in us, or could discourage transactions involving a change in control, including transactions in which you as a holder of shares of our Class A common stock might otherwise receive a premium for your shares over the then-current market price.
In addition, in July 2017, Standard & Poor’s announced that they would cease allowing most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Under the announced policies, our multi-class capital structure makes us ineligible for inclusion in any of these indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track these indices will not invest in our stock. Because of our dual class structure, we may be excluded from these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors.

Although we do not rely on the "controlled company" exemption under the rules and regulations of Nasdaq, we have the right to use such exemption and therefore we could in the future avail ourselves of certain reduced corporate governance requirements.
Aaron Skonnard and his associated entities, collectively, hold a majority of the voting power of our outstanding capital stock, and therefore we are considered a "controlled company" as that term is set forth in the rules and regulations of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by a person or group of persons acting together is a "controlled company" and may elect not to comply with certain rules and regulations of Nasdaq regarding corporate governance, including:

•	the requirement that a majority of its board of directors consist of independent directors;

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the requirement that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and

•	the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements would not apply to us if, in the future, we choose to avail ourselves of the "controlled company" exemption. Although we qualify as a "controlled company," we do not currently rely on these exemptions and we fully comply with all corporate governance requirements under the rules and regulations of Nasdaq, including any phase-in periods specified thereunder. However, if we were to utilize some or all of these exemptions, we would not comply with certain of the corporate governance standards of Nasdaq, which could adversely affect the protections for other stockholders.
Our stock price may continue being volatile, and it may decline regardless of our operating performance.
Prior to our IPO, there was no public market for shares of our Class A common stock. On May 17, 2018, we sold shares of our Class A common stock to the public at $15.00 per share. From May 17, 2018, the date that shares of our Class A common stock began trading on Nasdaq, through June 3, 2020, the market price for our Class A common stock has ranged from $6.59 per share to $38.37 per share. The market price of our Class A common stock may continue fluctuating significantly in response to numerous factors, many of which are beyond our control, including, among others:

•	actual or anticipated fluctuations in our revenue and other results of operations, including as a result of the addition or loss of any number of customers;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

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failure of securities analysts to initiate or maintain coverage of us, changes in ratings and financial estimates and the publication of other news by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	changes in operating performance and stock market valuations of SaaS-based software or other technology companies, or those in our industry in particular;

•	the size of our public float;

•	price and volume fluctuations in the trading of our Class A common stock and in the overall stock market, including as a result of trends in the economy as a whole;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business or industry, including data privacy, data protection, and information security;

•	lawsuits threatened or filed against us for claims relating to intellectual property, employment issues, or otherwise;

•	actual or perceived security breaches;

•	changes in our board of directors or management;

•	short sales, hedging, and other derivative transactions involving our Class A common stock;

•	sales of large blocks of our Class A common stock including sales by our executive officers, directors, and significant stockholders;

•	the impact of the COVID-19 pandemic on our business operations and overall financial performance; and

•	other events or factors, including changes in general economic, industry, and market conditions, and trends, as well as any natural disasters, which may affect our operations.
Following a period of volatility in the market price of our securities, we became the subject of securities litigation. For example, in August 2019, a class action complaint was filed by a stockholder in the U.S. District Court for the Southern District of New

York against us and certain of our officers alleging violation of securities laws and seeking unspecified damages. In October 2019, the action was transferred to the U.S. District Court for the District of Utah and in March 2020, a lead plaintiff was appointed. An amended complaint was filed on June 3, 2020. The amended complaint names us as defendants, along with certain of our officers, members of our Board of Directors, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the lead underwriters from our March 2019 common stock offering. We believe this lawsuit is without merit and intend to defend the case vigorously. We are unable to estimate a range of loss, if any, that could result were there to be an adverse final decision. If an unfavorable outcome were to occur in this case, it is possible that the impact could be material to our results of operations in the period(s) in which any such outcome becomes probable and estimable. While we have insurance for this lawsuit and other types of claims, there is no assurance that our available insurance will be sufficient to cover these claims.
We may experience more such litigation following future periods of volatility. This type of litigation may result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business and financial condition.
Future sales of shares by existing stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Class A common stock in the public market following this offering, the market price of our Class A common stock could decline.  Immediately after this offering, we will have 109,222,685 outstanding shares of Class A common stock (excluding 33,620,489 shares of our Class A common stock that will be issuable upon exchange of LLC Units).
If securities or industry analysts do not publish research or reports about our business, or if they downgrade our common stock, the price of our Class A common stock could decline.
The trading market for our Class A common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not influence or control these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price could decline. In addition, if our results of operations fail to meet the forecast of analysts, our stock price could decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which might cause our stock price and trading volume to decline.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans, or otherwise could dilute all other stockholders.
We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. For example, we expect to grant equity awards under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies, and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.
Our estimates of our total addressable market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business may not grow at similar rates.
This prospectus includes estimates of our total addressable market opportunity and forecasts of market growth, which are based in part on industry sources. Our total addressable market opportunity estimates and growth forecasts, whether obtained from industry sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Our publicly announced estimates and forecasts relating to the size and expected growth of our market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business may not grow at similar rates.
We generally do not intend to pay dividends.
We generally do not intend to pay dividends to the holders of our Class A common stock for the foreseeable future, except possibly in connection with maintaining certain aspects of our UP-C structure. See the section entitled "-Risks Related to Our Organizational Structure-The disparity between the U.S. corporate tax rate and the U.S. tax rate applicable to non-corporate members of Pluralsight Holdings may complicate our ability to maintain our intended capital structure, which could impose transaction costs on us and require management attention" incorporated by reference to our Annual Report on Form 10-K/A filed on March 2, 2020. Our ability to pay dividends on our Class A common stock may be restricted by the terms of any future debt incurred or preferred securities issued by us or our subsidiaries or law. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, financial condition, and results of operations, current and anticipated cash needs, plans for expansion and any legal or contractual limitation on our ability to pay dividends. As a result, any capital appreciation in the price of our Class A common stock may be your only source of gain on your investment in our Class A common stock.
If, however, we decide to pay a dividend in the future, we would likely need to cause Pluralsight Holdings to make distributions to Pluralsight, Inc. in an amount sufficient to cover cash dividends, if any, declared by us.
Deterioration in the consolidated financial condition, earnings, or cash flow of Pluralsight Holdings for any reason could limit or impair its ability to pay cash distributions or other distributions to us. In addition, our ability to pay dividends in the future is dependent upon our receipt of cash from Pluralsight Holdings and its subsidiaries. Pluralsight Holdings and its subsidiaries may be restricted from distributing cash to us by, among other things, law or the documents governing our existing or future indebtedness.
Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may deter third parties from acquiring us and diminish the value of our Class A common stock.
Our status as a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would benefit our existing stockholders. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide for, among other things:

•	a classified board of directors with staggered three-year terms;

•	the removal of directors by stockholders only for cause;

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our multi-class structure, which provides Aaron Skonnard, our co-founder, Chief Executive Officer, and Chairman, personally and through his associated entities, the ability to control or significantly influence the outcome of matters requiring stockholder approval;

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the ability of our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change in control;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings;

•	a prohibition on stockholders calling special stockholder meetings; and

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certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be amended only by the affirmative vote of the holders of at least two-thirds in voting power of all outstanding shares of our stock entitled to vote thereon, voting together as a single class.

These anti-takeover defenses could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could discourage proxy contests, make it more difficult for stockholders to elect directors of their choosing, and cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock, and affect the price that some investors are willing to pay for our Class A common stock.
Our amended and restated bylaws designate a state or federal court located within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or other employees.
Our amended and restated bylaws provide that, for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees of ours or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws, or (iv) any other action asserting a claim that is governed by the internal affairs doctrine, the exclusive forum shall be a state or federal court located within the State of Delaware, in substantially all cases. Our amended and restated bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any action asserting a claim arising pursuant to the Securities Act, such a provision known as a "Federal Forum Provision." Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees.
In light of the decision issued by the Delaware Supreme Court in Salzburg et al. v. Matthew Sciabacucchi, No. 346, 2019 (Del.), finding Federal Forum Provisions are valid under Delaware law, which decision overruled the decision issued by the

Delaware Court of Chancery in Matthew Sciabacucchi v. Matthew B. Salzberg et al., C.A. No. 2017-0931-JTL (Del. Ch.), we intend to enforce the Federal Forum Provision in our amended and restated bylaws.
If we face relevant litigation and are unable to enforce these provisions, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business, financial condition, or results of operations.